EXHIBIT 10.5.2


                                    Agreement
                                 for the Resale
                                       of
                           TRACE, ReTRACE And IDSearch

This Agreement is made by and between Avert. Inc. (Reseller) and Trans Union LLC (Trans Union) as of the date indicated below.

1.   Reseller may obtain from Trans Union any or all of the following:

     a) Name and address information upon entering a social security number into the Trans Union system (herein called TRACE);

     b) Social Security information upon entering a name and address (herein called ReTRACE); and

     c) Name, address and social security number upon entering name, address and social security number or name and social security number (IDSearch).

     for the purpose of reselling any or all of them to qualified customers as defined below. Trans Union will also make available to Reseller access to a database of information provided by its subscribers, other third parties, and independently assembled, that consists of addresses, telephone numbers, Social Security Numbers and other data (not individually identifiable) as may from time to time be added, used or potentially useable in unsatisfactory credit experiences (hereinafter called "Hawk"). Reseller may make Hawk available to Subscriber with any of the foregoing products upon request under the terms and conditions set forth herein.

1. The foregoing products are referred to herein collectively as "The Products". No credit information shall be supplied in response to such an inquiry for any of The Products.

2. Reseller shall require its customers to sign a Service Agreement for TRACE, ReTRACE and IDSearch in the form attached hereto as Exhibit A, wherein such customers state the nature of their business, and the appropriate use for The Products, in accordance with the individual Reference Service Group Principles
(IRSG). Reseller may obtain a copy of the IRSG Principles from Trans Union, or from the IRSG at www.irsg.org. Reseller shall take reasonable steps to verify who its customers are, and that their certifications are accurate. Reseller shall retain copies of all documentation evidencing the steps taken to verify its customers and their certifications, as well as copies of signed service agreements from its customers, so long as such customer is purchasing one of The Products and for a period of three (3) years thereafter. Reseller shall not sell any of The Products to another reseller, buy may sell The Products only to qualified end users.

3. Reseller agrees to comply with the IRSG Principles, and obtain an assurance review annually from an independent auditing firm, as required by the IRSG Principles, and present the assessment letter to Trans Union annually, no later than April 1 of each full calendar year during this Agreement remains in effect. In the event such a letter is not received, or Reseller fails such assessment, this Agreement shall be terminated by Trans Union as set forth below.

4. The Products or data therefrom may be transferred without change, may be reformatted by Reseller, or may be merged with other data obtained by Reseller from other sources. Each report obtained by Reseller hereunder shall be used only one time, and only by or on behalf of the user for whom it was requested. Reseller may not archive or otherwise retain or use any report obtained hereunder for any other purpose.

5. Reseller may advertise its services on the Internet or another proprietary computer system. However The Products may not be sold and delivered over a public computer network. In the event Reseller believes that adequate security has been established to permit on line network or Internet access to The Products, with no risk of any party other than the appropriate party obtaining the report, Reseller shall apply to Trans Union for approval of its security procedures. Approval must then be obtained from Trans Union's computer access Security Department, in writing, before any such deliveries of The Products can occur.


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Failure to obtain  such  prior  approval  shall  result in  termination  of this
Agreement.

6. Reseller shall pay a fee for each inquiry for any of The Products, according to Trans Union's current published fee schedule then in effect. Additionally, Reseller agrees to pay to Trans Union any applicable membership fee or monthly minimum according to the published fee schedule. Reseller agrees to pay Trans Union upon receipt of the statement for the services rendered during the previous thirty (30) day period according to the current rate schedules in effect. Trans Union reserves the right to change the charges from time to time, but no change in such charges shall become effective as to the Reseller earlier than thirty (30) days after written notice thereof shall have been given by Trans Union to the Reseller. There shall be no refunds or rebates of any annual Reseller fee under this Agreement. All Reseller fees are compensation for supplying service and carrying the account.

7. Trans Union agrees to maintain information as obtained from available sources. Trans Union shall use good faith in attempting to obtain information from sources deemed reliable, but does not guarantee the accuracy of the Products, and in no event shall Trans Union be held liable in any manner whatsoever for any loss or injury to Reseller resulting from the obtaining or furnishing of the Products; and further Reseller agrees to hold Trans Union harmless and indemnify it from any and all claims, losses, and damages arising out of alleged liability or failure of the Reseller to keep and perform any of its obligations described herein.

8. This Agreement shall remain in force and effect for one year from date hereof, and thereafter, from year to year, on the same basis as set forth herein except that either party may cancel this Agreement at any time upon notice at least ten (10) days prior to the end of the current monthly payment period.

9. Trans Union may audit Reseller's compliance with the requirements of this Agreement, during business hours and upon reasonable notice. It is further agreed, however, that with just cause, such as delinquency or violation of the terms of this Agreement, including but not limited to Reseller's failure to obtain an assessment letter or a comply with an IRSG or legal requirement, or Reseller's failure to fully cooperate in any audit, Trans Union may, upon its election, discontinue serving the Reseller and cancel this Agreement immediately.

10. The parties hereto agree that this instrument is the full and complete Agreement between them regarding the furnishing of The Products, and is not to be altered, varied, or enlarged upon by any verbal promises, statements, or representations not expressed herein. This Agreement shall be not binding on either party until accepted by Trans Union.

Trans Union LLC                        Reseller: _______________________________

By: _______________________________    By: _____________________________________

Print Name: _______________________    Print Name: _____________________________

Title: ____________________________    Address: ________________________________

Date: _____________________________    Date: ___________________________________